As filed with the Securities and Exchange Commission on July 13, 1999

                                             Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         OAO TECHNOLOGY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     52-1973990
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

           7500 Greenway Center Drive, 16th Floor, Greenbelt, MD 20770 (Address of principal executive offices, including zip code)

                              AMENDED AND RESTATED
          OAO TECHNOLOGY SOLUTIONS, INC. 1996 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                          A. Christopher Ducanes, Esq.
                         OAO Technology Solutions, Inc.
                     7500 Greenway Center Drive, 16th Floor
                              Greenbelt, MD 20770
                     (Name and Address of Agent for Service)

                                 (301) 486-0400
                     (Telephone Number of Agent for Service)



                         CALCULATION OF REGISTRATION FEE
                                   Proposed        Proposed
Title of                           maximum         maximum
securities        Amount           offering        aggregate        Amount of
to be             to be            price per       offering         registration
registered        registered(1)    share (2)       price(2)         fee(2)
Common Stock,     3,400,000          (2)           $13,903,670.71   $3,865.22
$.01 par value

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also registers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Calculated pursuant to Rule 457(c) and 457(h). As to 1,340,741 shares subject to outstanding but unexercised options, the fee is computed based upon the per share price at which the options may be exercised as follows:
     750,000 shares at $3.88,  530,741 shares at $5.19,  40,000 shares at $4.01, and 20,000 shares at $4.44. As to the 2,059,259 shares that are reserved for future issuance, the fee is computed based upon the average of the high and low prices for a share of Common Stock of the Registrant on July 9, 1999 as reported on the Nasdaq National Market.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, as filed by OAO Technology Solutions, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

     3. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant on October 6, 1997 to register such securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     4. The Registrant has previously filed a Registration Statements on Form S-8 (No. 333-75407 ) (the "Previous Registration Statement") with respect to an aggregate of 2,963,732 shares of Common Stock issuable under the Registrant's 1996 Equity Compensation Plan, as amended (the "1996 Plan"). The Registrant is filing this Registration Statement to register an additional 3,400,000 shares of Common Stock for issuance under the 1996 Plan, so that an aggregate of 6,363,732 shares of Common Stock under the 1996 Plan shall be registered under the Securities Act of 1933. The contents of the Previous Registration Statements are incorporated herein by reference, including periodic reports that the Registrant filed after the Previous Registration Statement to maintain current information about the Registrant.

Item 5.  Legal Opinion and Interests of Counsel.

     The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Registrant by A. Christopher Ducanes, Corporate Counsel for the Registrant. Mr. Ducanes beneficially owns 8,984 shares of the Registrant's common stock and options to purchase 25,000 shares of the Registrant's common stock.

Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration Statement.

4.1  Amended  and  Restated  OAO   Technology   Solutions,   Inc.   1996  Equity
     Compensation Plan

5.1  Opinion of A. Christopher Ducanes, Esquire

23.1 Consent of Deloitte & Touche LLP

23.2 Consent of Counsel (included in opinion filed as Exhibit 5.1 hereto)

24.1 Power of Attorney (included with signature page of this Registration Statement)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenbelt, Maryland on July 9, 1999


                                       OAO TECHNOLOGY SOLUTIONS, INC.

                                       By: /s/ Gregory A. Pratt
                                           ----------------------------
                                           Gregory A. Pratt
                                           Chief Executive Officer and President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS EACH OF GREGORY A. PRATT AND J. JEFFREY FOX, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT, IN HIS OR HER NAME, PLACE, AND STEAD TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT.

Signature                      Capacity                                Date
---------                      --------                                ----


/s/ Gregory A. Pratt           Chief Executive Officer and President   July 9, 1999
---------------------------    (Principal Executive Officer and
Gregory A. Pratt               Director)


/s/ J. Jeffrey Fox             V.P. of Finance and Chief Financial     July 9, 1999
---------------------------    Officer (Principal Financial and
J. Jeffrey Fox                 Accounting Officer)


/s/ Jerry L. Johnson           Chairman of the Board and Director      July 9, 1999
---------------------------
Jerry L. Johnson


/s/ Cecile D. Barker           Vice Chairman of the Board and          July 9, 1999
---------------------------    Director
Cecile D. Barker


/s/ Yvonne Brathwaite Burke    Director                                July 9, 1999
---------------------------
Yvonne Brathwaite Burke


/s/ Frank B. Foster, III       Director                                July 9, 1999
---------------------------
Frank B. Foster, III


/s/ John F. Lehman             Director                                July 9, 1999
---------------------------
John F. Lehman


/s/ Richard B. Lieb            Director                                July 9, 1999
---------------------------
Richard B. Lieb


                                  EXHIBIT INDEX


Exhibit
Number                         Description of Exhibit

4.1 Amended and Restated OAO Technology Solutions, Inc. 1996 Equity Compensation Plan

5.1                            Opinion of A. Christopher Ducanes, Esquire

23.1                           Consent of Deloitte & Touche LLP

23.2 Consent of Counsel (included in opinion filed as Exhibit 5.1 hereto)

24.1 Power of Attorney (included with signature page of this Registration Statement)